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                                                                     Exhibit 4.3

                              CERTIFICATE OF TRUST
                                       OF
                             COASTAL CAPITAL TRUST I

     THIS Certificate of Trust of Coastal Capital Trust I (the "Trust"), dated as of April 29, 2002, is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act, 12 DEL. C.Sections 3801 ET SEQ. (the "Act").

     1. NAME. The name of the business trust formed by this Certificate of Trust is "Coastal Capital Trust I".

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, Delaware 19711.

     3.   EFFECTIVE. This Certificate of Trust shall be effective upon.

     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                 THE BANK OF NEW YORK (DELAWARE),
                  Not in its individual capacity, but solely as Delaware Trustee

                 By:  /s/ James Longshaw
                      -----------------------------------
                      Name:  James Longshaw
                      Title:    Senior Vice President

                 MANUEL J. MEHOS, not in his individual
                 capacity, but solely as administrative trustee

                 /s/ Manuel J. Mehos
                 ----------------------------------------

                 CATHERINE N. WYLIE, not in her individual capacity, but solely as administrative trustee

                 /s/ Catherine N. Wylie
                 ----------------------------------------

                 LINDA B. FRAZIER, not in her individual
                 capacity, but solely as administrative trustee

                 /s/ Linda B. Frazier
                 ----------------------------------------